Exhibit 5.1

March 28, 2025

OptimizeRx Corp.

260 Charles Street, Suite 302

Waltham, MA 02453

Re: OptimizeRx Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to OptimizeRx Corporation, a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of up to $75,000,000 of any combination of the following securities (the “Registered Securities”): (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”); (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent which may be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and (v) units consisting of one or more of the other securities described in (i) through (iv) above in any combination (the “Units”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company (the “Board”), (iv) the articles of incorporation of the Company, as amended (the “Articles of Incorporation”), (v) the third amended and restated bylaws of the Company, and (vi) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed that (i) a purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Registered Securities being offered, and (y) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Articles of Incorporation and not otherwise reserved for issuance; (vii) at the time of issuance of the Registered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (viii) at the time of issuance of the Registered Securities, the Articles of Incorporation and then-operative bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (ix) the terms, execution and delivery of the Registered Securities (x) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (y) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of any class or series of Preferred Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the shares of the class or series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the class or series with the Secretary of State of the State of Nevada as required by applicable law (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation, Certificate of Designations and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

The foregoing opinions are based upon and expressly limited to the laws of the State of Nevada and the Nevada Revised Statutes (the “NRS”). The opinions expressed in this opinion letter are based on the laws as in effect on the date hereof. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) the laws of any other jurisdiction; or (b) the laws of any county, municipality or other political subdivision or local governmental agency or authority. This opinion letter is given as of the date hereof.

We consent to the use of this opinion letter as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Sincerely,

The Doney Law Firm

/s/ Scott P. Doney
Scott P. Doney, Esq.

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